Exhibit 99.1

VivoSim Announces Emergence from Stealth Mode To Provide Technologies for FDA Turn Away from Animal Models, $10B+ Market

San Diego, CA – April 24, 2025 – VivoSim Labs, Inc. (Nasdaq: VIVS) (the “Company”) announced that it has emerged from stealth mode to dramatically impact drug discovery and development.

VivoSim will offer liver and intestinal toxicology insights using its premier new approach methodologies (NAM) models, following the announcement of the FDA to phase out animal testing requirements in favor of these non-animal NAM methods. The FDA’s push to phase out animal models, announced on April 10, is expected to provide a powerful accelerant to VivoSim’s market adoption, disrupting a >$10B animal testing market with models that are more predictive and ethically sound.

As FDA Commissioner Martin A. Makary M.D., M.P.H. said in FDA’s announcement: “This initiative marks a paradigm shift in drug evaluation and holds promise to accelerate cures and meaningful treatments for Americans while reducing animal use. By leveraging AI-based computational modeling, human organ model-based lab testing, and real-world human data, we can get safer treatments to patients faster and more reliably, while also reducing R&D costs and drug prices.”

VivoSim’s models include physical organoid wet lab models of liver and intestine made using cells from human donors. VivoSim is developing what it believes will be industry-best in silico predictions of liver tox, intestinal tox, and permeability. Artificial intelligence (AI) models in VivoSim’s NAMkind™ services suite will be trained on an extensive set of proprietary, real world data from organoid models made from human donor cells, giving much richer and more extensive information than is possible with data from human clinical trials.

VivoSim has the capability to help transform the way drug development is done. By substantially reducing failures in clinical trials, the company believes it can help reduce the cost of development per approved drug by 50% across the industry.

In development testing, VivoSim’s NAMkind liver model produced liver toxicology results across a wide set of positive and negative control compounds that resulted in an industry best correlation rate with known clinical failures. As a result of the inability to fully predict liver toxicity, a number of drugs today still fail clinical trials at late stages or are pulled from the market after launch due to unforeseen liver toxicity. VivoSim believes it will cut the incidence of such events by 50% or more.

VivoSim’s NAMkind intestine models can deliver readouts that are today not available to industry scientists selecting from many candidate drug molecules. As a result of the lack of such tools, a cancer patient might suffer nausea, vomiting, or intestinal problems, or a patient’s needed chemotherapy dose might be lower than it could be due to such conditions. VivoSim aims to provide transformative solutions for these challenges.

The FDA has laid out ambitious goals to phase out animal testing requirements as much as possible. VivoSim is launching to fill in the much-needed gap in commercially available solutions. The technology exists to achieve this according to FDA Commissioner Makary’s vision. VivoSim is delivering on the promise of this vision, and will use its proprietary methods and cutting edge capabilities for NAMkind models that displace use of animals and provide superior outcomes for its pharmaceutical customers, ultimately delivering for on the end goal of providing better solutions for patients.

The new website can be accessed at https://vivosim.ai/.

Forward Looking Statements

Any statements contained in this press release that do not describe historical facts constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. These risks and uncertainties and other factors are identified and described in more detail in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on May 31, 2024, as such risk factors are updated in its most recently filed Quarterly Report on Form 10-Q filed with the SEC on February 19, 2025. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that the Company may issue in the future. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events, or circumstances or to reflect the occurrence of unanticipated events.

Contact:

Lesley Guilmette

lesley@aldenmc.com